UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: June 1, 2004)

Commission File Number 1-13739	Registrant; State of Incorporation; Address; and Telephone Number UNISOURCE ENERGY CORPORATION (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	IRS Employer Identification Number 86-0786732
1-5924	TUCSON ELECTRIC POWER COMPANY (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	86-0062700

Item 5. Other Events

        In 1999, the Arizona Corporation Commission (ACC) approved a settlement agreement (Settlement Agreement) between Tucson Electric Power Company (TEP) and certain customer groups related to the implementation of retail electric competition.

        The Settlement Agreement provided for certain retail rate reductions from 1998 through 2000. In addition, TEP was required to file with the ACC by June 1, 2004 general rate case information, including an updated cost of service study. Under the terms of the Settlement Agreement, no rate case filed by TEP through 2008, including the filing on June 1, 2004, may result in a rate increase. Any rate decrease resulting from the 2004 filing would be effective no earlier than June 1, 2005.

        On June 1, 2004, TEP filed general rate case information with the ACC. TEP’s filing does not propose any change in retail rates. Absent the restriction on raising rates provided in the Settlement Agreement, the data presented by TEP would justify a request by TEP for an increase in retail rates. TEP’s testimony is posted on UniSource Energy’s website @www.unisourcenergy.com.

        TEP has requested a procedural conference to determine the schedule for the filing.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

UNISOURCE ENERGY CORPORATION —————————————————— (Registrant)
Date: June 3, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer
TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant)
Date: June 3, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer

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